UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 23, 2008, Capital City Energy Group, Inc. (the “Company”) identified omissions in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the “Form 10-Q”) and determined the filing should be amended. The Company plans to amend the Form 10-Q for omissions related to preferred stock dividends in the statement of operations, financial statement disclosures stating that conditions exist which raise doubt about the Company’s ability to continue as a going concern and other typographical changes. Additionally, disclosures concerning management’s discussion and analysis of operations with respect to the three months ended September 30, 2008 and the corresponding three months in the preceding fiscal year was unintentionally omitted from the Form 10-Q. The amendments will be filed with the Company’s Amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Amended Form 10-Q”).

The Chief Executive Officer and Chief Accounting Officer of the Company discussed with its Board of Directors and GBH CPAs, PC, the Company's independent auditors, the above-described matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2009	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer